                               FIRST AMENDMENT TO
                    ACQUISITION AGREEMENT AND PLAN OF MERGER

        This First Amendment to Acquisition Agreement and Plan of Merger (the "Amendment") is entered into this 29th day of September, 1997 by and among QuadraMed Corporation, a Delaware corporation ("QuadraMed"), and HRM Acquisition Corporation, a Delaware corporation ("Acquisition Co."), on the one hand, and Healthcare Revenue Management, Inc., a Nevada corporation (the "Company"), and Steven D. McCoy, U.S. Clearing Corp. Custodian FBO Steven D. McCoy IRA, U.S. Clearing Corp. Custodian FBO Georgia A. Hansen IRA, William Allen, Paine Webber Custodian FBO Karen Allen IRA, Paine Webber Custodian FBO William Allen III IRA, Miriam G. Gearhart and Joseph F. Nitto individually, a "Management Stockholder" and collectively, the "Management Stockholders"), David R. Holbrooke, Richard S. Griffith, Dean Witter Custodian FBO Richard S. Griffith IRA, Jay Richard Strauss FBO Colin R. Holbrooke Trust, Michael D. Morf, U.S. Clearing Corp. Custodian
FBO Robert T. Angle and Elizabeth S. Roberts, who, together with the Management Stockholders, constitute a majority of the stockholders of the Company (each, a "Majority Stockholder" and collectively, the "Majority Stockholders").

        WHEREAS, the parties hereto have previously entered into that certain Acquisition Agreement and Plan of Merger dated September 24, 1997 (the "Original Agreement"), pursuant to which (i) first, the Majority Stockholders shall convey to Acquisition Co. that number of shares of Company Common Stock held by such Majority Stockholders in exchange for shares of QuadraMed Common Stock with a Fair Market Value equal to each such Majority Stockholder's proportionate share of the Exchange Consideration and (ii) second, the Company shall be merged with and into Acquisition Co., with the remaining stockholders of the Company (collectively, together with the Majority Stockholders, the "Stockholders") to receive such Stockholder's proportionate share of the Merger Consideration.

        WHEREAS, Section 2.1 of the Original Agreement requires each Majority Stockholder to transfer all of such Majority Stockholder's right, title and interest in, to and under his, her or its share of Company Common Stock free and clear of all Encumbrances.

        WHEREAS, Section 12.14 of the Original Agreement provides that all proceedings taken by the Company and the Majority Stockholders and all instruments executed and delivered by the Company and the Majority Stockholders on or prior to the Exchange Closing be reasonably satisfactory in form and substance to counsel for QuadraMed and Acquisition Co., which proceedings have included specific instructions to deliver the original share certificates representing all of the Company Common Stock, duly endorsed.

        WHEREAS, certain of the Majority Stockholders have not delivered such original stock certificates as of the Exchange Closing (the "Non-Delivering Stockholders").

        WHEREAS, Section 14.3 of the Original Agreement requires QuadraMed to have endorsed and delivered to the Majority Stockholders the QuadraMed Shares making up the Exchange Consideration.



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        WHEREAS, Section 14.7 of the Original Agreement requires QuadraMed to have paid the indebtedness of the Company to HRM in the principal amount of $405,064.99 concurrently with the Exchange Closing.

        WHEREAS, Section 14.8 of the Original Agreement requires QuadraMed to have paid the indebtedness of the Company to The Pacific Bank, N.A. in the principal amount of $700,594.47 concurrently with the Exchange Closing.

        WHEREAS, Section 16.3 of the Original Agreement provides QuadraMed and the Company with the ability to waive the conditions to the Exchange Closing set forth above and to proceed with the Exchange Closing and other transactions contemplated by the Original Agreement.

        WHEREAS, the parties hereto desire to amend the Original Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each signatory hereto, it is agreed as follows:

        1. QuadraMed hereby waives as a condition to the Exchange Closing satisfaction of Section 12.14 of the Original Agreement with respect to the delivery of certain original share certificates representing the Company Common Stock held by the Non-Delivery Stockholders. The Company hereby waives as a condition to the Exchange Closing the satisfaction of the terms set forth in Sections 14.7 and 14.8 of the Original Agreement with respect to the repayment of the indebtedness to HRM and The Pacific Bank, N.A. All other conditions to the Exchange Closing set forth in the Original Agreement have been satisfied, and QuadraMed and the Company hereby jointly elect to proceed with the Exchange Closing effective as of September 29, 1997.

        2. QuadraMed shall not be obligated to repay the indebtedness to HRM unless and until it has received from each Non-Delivering Stockholder not delivering an original share certificate with respect to his, her or its Company Common Stock duly endorsed on September 29, 1997, a certificate containing the following items: (i) an assignment separate from certificate of the shares of Company Common Stock sold by each such Non-Delivering Stockholder pursuant to the terms of the Original Agreement, (ii) an undertaking to use best efforts to deliver such share certificate duly endorsed as soon as possible, and (iii) an indemnification of QuadraMed and Acquisition Co. from and against and all liabilities arising out of failure to deliver such stock certificate concurrently with the Exchange Closing (the "Non-Delivering Stockholder Certificate"). Upon delivery of such Non-Delivering Stockholder Certificates from each Non-Delivering Stockholder, QuadraMed shall pay-off the Company's indebtedness to HRM via wire transfer in accordance with wire transfer instructions delivered to QuadraMed concurrently with the Exchange Closing. In the period

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between the Exchange Closing and the pay-off of the Company's indebtedness to
HRM, no further interest shall accrue thereon. QuadraMed shall not be obligated to repay the indebtedness to The Pacific Bank, N.A. unless and until it has received a Non-Delivering Stockholder Certificate from each Non-Delivering Stockholder. On delivery of the Non- Delivering Stockholder Certificates from each Non-Delivering Stockholder, QuadraMed shall pay-off the Company's indebtedness to The Pacific Bank, N.A. on October 14, 1997 via wire transfer in accordance with wire transfer instructions delivered to QuadraMed concurrently with the Exchange Closing. QuadraMed shall not be obligated to deliver the QuadraMed Shares to any Majority Stockholder until it has received the original share certificates representing all of the Company Common Stock, duly endorsed. Concurrently with the delivery of such original share certificates, QuadraMed shall deliver the QuadraMed Shares to the Majority Stockholders.

        3. The Company and the Majority Stockholders executing this Amendment hereby agree to use best efforts to cause satisfaction of the conditions set forth in Section 2 above as soon as practicable.

        4. All capitalized terms used in this Amendment and not otherwise defined shall have the meaning assigned such term in the Original Agreement. Except as expressly amended hereby, all other terms and conditions of the Original Agreement shall remain in full force and effect.

        5. This Amendment may be executed in one or more counterparts, all of which when fully-executed and delivered by all parties hereto and taken together shall constitute a single agreement, binding against each of the parties. To the maximum extent permitted by law or by any applicable governmental authority, any document may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document. Each signatory below represents and warrants by his or her signature that he or she is duly authorized (on behalf of the respective entity for which such signatory has acted) to execute and deliver this instrument and any other document related to this transaction, thereby fully binding each such respective entity.

                  [Remainder of Page Intentionally Left Blank]



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        IN WITNESS WHEREOF, the parties have duly executed this First Amendment to Acquisition Agreement and Plan of Merger as of the date first written above.

QUADRAMED                           QUADRAMED CORPORATION


                                    By: /s/ KEITH ROBERTS
                                        ---------------------------------------
                                    Name: Keith Roberts
                                    Title: Vice President and General Counsel



ACQUISITION CO.                     HRM ACQUISITION CORPORATION


                                    By: /s/ KEITH ROBERTS
                                    -------------------------------------------
                                    Name: Keith Roberts
                                    Title: Secretary



COMPANY                             HEALTHCARE REVENUE MANAGEMENT, INC.

                                    By: /s/ STEVEN D. MCCOY
                                    -------------------------------------------
                                    Steven D. McCoy, President

MAJORITY STOCKHOLDERS
                                    /s/ STEVEN D. MCCOY
                                    -------------------------------------------
                                    Steven D. McCoy

                                         Company Common Stock: 4,481,559 shares
                                         QuadraMed Common Stock: 44,593 shares


                                    /s/ STEVEN D. MCCOY
                                    -------------------------------------------
                                    U.S. Clearing Corp. Custodian FBO Steven D.
                                    McCoy IRA

                                         Company Common Stock: 1,698,000 shares
                                         QuadraMed Common Stock: 16,896 shares



             [Signature Page No. 1 to First Amendment to Acquisition
                         Agreement and Plan of Merger]



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




                                    --------------------------------------------
                                    U.S. Clearing Corp. Custodian FBO Georgia A.
                                    Hansen IRA

                                         Company Common Stock: 1,666,000 shares
                                         QuadraMed Common Stock: 16,577 shares


                                    /s/ WILLIAM ALLEN
                                    --------------------------------------------
                                    William Allen

                                         Company Common Stock: 250,000 shares
                                         QuadraMed Common Stock: 2,488 shares


                                    /s/ WILLIAM ALLEN
                                    --------------------------------------------
                                    Paine Webber Custodian FBO Karen Allen IRA

                                         Company Common Stock: 141,000 shares
                                         QuadraMed Common Stock: 1,403 shares


                                    /s/ WILLIAM ALLEN
                                    --------------------------------------------
                                    Paine Webber Custodian FBO William Allen
                                    III IRA

                                         Company Common Stock: 234,000 shares
                                         QuadraMed Common Stock: 2,328 shares

             [Signature Page No. 2 to First Amendment to Acquisition
                          Agreement and Plan of Merger]




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



                                    /s/ MIRIAM G. GEARHART
                                    -------------------------------------------
                                    Miriam G. Gearhart

                                         Company Common Stock: 625,000 shares
                                         QuadraMed Common Stock: 6,219 shares


                                    /s/ JOSEPH F. NITTO
                                    -------------------------------------------
                                    Joseph F. Nitto

                                         Company Common Stock: 425,000 shares
                                         QuadraMed Common Stock: 4,229 shares


                                    /s/ DAVID R. HOLBROOKE
                                    -------------------------------------------
                                    David R. Holbrooke

                                         Company Common Stock: 566,315 shares
                                         QuadraMed Common Stock: 5,635 shares



                                    -------------------------------------------
                                    Richard S. Griffith

                                         Company Common Stock: 265,500 shares
                                         QuadraMed Common Stock: 2,642 shares


                                    -------------------------------------------
                                    Dean Witter Custodian FBO Richard S.
                                    Griffith IRA

                                         Company Common Stock: 500,000 shares
                                         QuadraMed Common Stock: 4,975 shares



                   [Signature Page No. 3 to First Amendment to
                   Acquisition Agreement and Plan of Merger]



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                                    /s/ JAY RICHARD STRAUSS
                                    --------------------------------------------
                                    Jay Richard Strauss FBO Colin R. Holbrooke
                                    Trust

                                         Company Common Stock: 275,400 shares
                                         QuadraMed Common Stock: 2,740 shares


                                    /s/ MICHAEL D. MORF
                                    --------------------------------------------
                                    Michael D. Morf

                                         Company Common Stock: 175,000 shares
                                         QuadraMed Common Stock: 1,741 shares


                                    --------------------------------------------
                                    U.S. Clearing Corp. Custodian FBO Robert T.
                                    Angle

                                         Company Common Stock: 100,000 shares
                                         QuadraMed Common Stock: 995 shares


                                    --------------------------------------------
                                    Elizabeth S. Roberts

                                            Company Common Stock: 100,000 shares
                                            QuadraMed Common Stock: 995 shares



ACKNOWLEDGED AND AGREED TO:

HRM, INC., a California corporation


By: /s/ STEVEN D. MCCOY
------------------------------------
Steven D. McCoy
Title: President

                   [Signature Page No. 4 to First Amendment to
                   Acquisition Agreement and Plan of Merger]





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